Exhibit 99.1

AXT, Inc. Announces Second Quarter 2016 Results

July 27, 2016

FOR IMMEDIATE RELEASE

Contacts:

Gary Fischer

Chief Financial Officer

(510) 438-4700

Leslie Green

Green Communications Consulting, LLC

(650) 312-9060

AXT, Inc. Announces Second Quarter 2016 Financial Results

FREMONT, Calif., July 27, 2016 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the second quarter, ended June 30, 2016.

AXT, Inc.
4281 Technology Drive
Fremont, CA 94538
Tel: 510.683.5900
Fax: 510.353.0668
www.axt.com.

Exhibit 99.1

AXT, Inc. Announces Second Quarter 2016 Results

July 27, 2016

Second Quarter 2016 Results

Revenue for the second quarter of 2016 was $20.5 million, compared with $18.7 million in the first quarter of 2016.

Gross margin was 29.4 percent of revenue for the second quarter of 2016, compared with 28.1 percent of revenue in the first quarter of 2016.

Operating expenses were $5.1 million in the second quarter of 2016, compared with $4.8 million in the first quarter of 2016.  The increase in operating expenses was primarily the result of a onetime restructuring charge of $226,000 related to a reduction in force at one of the Company’s consolidated subsidiaries.

Operating profit for the second quarter of 2016 was $0.9 million compared with operating profit of $0.5 million in the first quarter of 2016.

Net interest and other income for the second quarter of 2016 was $0.0 million, compared with a loss of $0.2 million in the first quarter of 2016.

Net profit in the second quarter of 2016 was $1.2 million, or $0.03 per diluted share, compared with a net profit of $42,000 or a gain of $0.00 per diluted share in the first quarter of 2016.

Management Qualitative Comments

“We continued to show meaningful progress in our business, achieving revenue at the high end of our guidance range, and exceeding our profitability expectations. In addition, we further expanded the gross margin to 29.4% through yield improvements, manufacturing efficiency, and higher production volume. We also generated positive cash flow.  Cash, cash equivalents and investments increased by $1.6 million. AXT remains focused on maximizing opportunities in strategic emerging areas, such as indium phosphide substrates, where we are solidly positioned with the expertise, technology and manufacturing capability to support further growth.”

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (719) 325-2463 (passcode 2438457). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 2438457) until August 2, 2016. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

Exhibit 99.1

AXT, Inc. Announces Second Quarter 2016 Results

July 27, 2016

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell applications. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our market opportunity, and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; policies and regulations in China; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; our ability to control costs, our ability to utilize our manufacturing capacity; product yields and their impact on gross margins; and other factors as set forth in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

Exhibit 99.1

AXT, Inc. Announces Second Quarter 2016 Results

July 27, 2016

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenue	$20,495	$21,010	$39,208	$41,074
Cost of revenue	14,468	16,625	27,928	31,940
Gross profit	6,027	4,385	11,280	9,134
Operating expenses:
Selling, general, and administrative	3,419	3,775	6,793	9,026
Research and development	1,472	1,389	2,853	2,630
Restructuring charge	226	—	226	—
Total operating expenses	5,117	5,164	9,872	11,656
Income (loss) from operations	910	(779)	1,408	(2,522)
Interest income, net	100	108	198	205
Equity in (loss) earnings of unconsolidated joint ventures	(400)	410	(856)	610
Other income, net	328	626	518	1,259
Income (loss) before provision for income taxes	938	365	1,268	(448)
Provision for income taxes	140	241	537	327
Net income (loss)	798	124	731	(775)
Less: Net (income) loss attributable to noncontrolling interests	353	(127)	462	(252)
Net income (loss) attributable to AXT, Inc.	$1,151	$(3)	$1,193	$(1,027)
Net income (loss) attributable to AXT, Inc. per common share:
Basic	$0.03	$(0.00)	$0.03	$(0.03)
Diluted	$0.03	$(0.00)	$0.03	$(0.03)
Weighted average number of common shares outstanding:
Basic	32,020	32,242	32,011	32,399
Diluted	32,451	32,242	32,354	32,399

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Exhibit 99.1

AXT, Inc. Announces Second Quarter 2016 Results

July 27, 2016

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$26,115	$24,875
Short-term investments	10,460	11,437
Accounts receivable, net	18,036	18,468
Inventories	38,625	38,012
Related party notes receivable – current	—	—
Prepaid expenses and other current assets	5,101	4,096
Total current assets	98,337	96,888
Long-term investments	8,387	7,691
Property, plant and equipment, net	30,178	31,422
Related party notes receivable – long-term	1,741	1,781
Other assets	12,787	14,114
Total assets	$151,430	$151,896
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,848	$6,460
Accrued liabilities	5,371	6,381
Total current liabilities	13,219	12,841
Long-term portion of royalty payments	863	1,150
Other long-term liabilities	307	344
Total liabilities	14,389	14,335
Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in-capital	195,156	194,646
Accumulated deficit	(69,428)	(70,621)
Accumulated other comprehensive income	2,844	4,382
Total AXT, Inc. stockholders’ equity	132,136	131,971
Noncontrolling interests	4,905	5,590
Total stockholders’ equity	137,041	137,561
Total liabilities and stockholders’ equity	$151,430	$151,896